Exhibit 4.7
Galaxy Digital Inc.
2.500% Exchangeable Senior Notes due 2029
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 25, 2024, is hereby entered into by GALAXY DIGITAL INC., a Delaware corporation (the “Company”), JEFFERIES LLC, as representative (the “Representative”), of the several initial purchasers listed in Schedule I of the Purchase Agreement (as defined below) (collectively, the “Initial Holders” and, together with any Subsequent Holder (as defined in Section 6.1 of this Agreement) and any other person who beneficially owns Registrable Securities (as defined below) (including any person that has a beneficial interest in any Registrable Security in book-entry form), the “Holders” and, each individually, a “Holder”) and, solely for purposes of Articles IV and VI hereof, Galaxy Digital Holdings LP, a Cayman Islands exempted limited partnership, acting by its general partner, Galaxy Digital Holdings GP LLC (the “Partnership”). This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Time (as defined below) of the Reorganization (as defined below).
Reference is made to that certain Indenture, dated as of the date hereof, by and among the Company, Partnership, Galaxy Digital Holdings Ltd, an exempted company registered by way of continuation under the laws of the Cayman Islands (“GDHL” and, together with the Company and the Partnership, the “Galaxy Parties”), and The Bank of New York Mellon, as trustee (the “Indenture”).
RECITALS
WHEREAS, as of the date hereof, (i) the Company is a wholly owned subsidiary of GDHL, and (ii) the ordinary shares, par value CAD$0.001 per share, of GDHL (the “Ordinary Shares”) are listed for trading on the Toronto Stock Exchange;
WHEREAS, the Galaxy Parties intend to undergo a corporate reorganization (the “Reorganization”) by consummating a series of related transactions in connection with the re-domiciliation of the Partnership and GDHL as a Delaware limited liability company and corporation, respectively, pursuant to which (i) GDHL will merge with and into a wholly owned subsidiary of the Company, with GDHL surviving as a wholly owned subsidiary of the Company (the “Reorganization Merger”), (ii) the Ordinary Shares outstanding immediately prior to such transactions will ultimately convert, indirectly and by operation of law, into shares of Class A common stock, $0.001 par value per share, of the Company (the “Class A Common Stock”) and (iii) the Company will succeed GDHL as the publicly traded company in the Galaxy Parties’ organizational structure;
WHEREAS, on November 20, 2024, the Galaxy Parties and the Representative, on behalf of the Initial Holders, entered into a purchase agreement whereby the Partnership agreed to issue $402,500,000 aggregate principal amount of its 2.500% Exchangeable Senior Notes due 2029 (the “Notes”) to the Initial Purchasers (the “Purchase Agreement”);
WHEREAS, pursuant to and subject to the terms and conditions set forth in the Indenture, each Note will be exchangeable from time to time at the option of the applicable Holder for, at the election of the Partnership, cash, (i) prior to the Effective Time, into Ordinary Shares and (ii) following the Effective Time, into shares of Class A Common Stock, in each case, at the Exchange Rate (as such term is defined in the Indenture), or a combination thereof; and
WHEREAS, in order to induce the Representative, on behalf of the Initial Holders, to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Holders thereunder, the Company has agreed to provide the registration rights with respect to the Registrable Securities (as defined below) set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.
ARTICLE I
GENERAL
Section 1.1. Definitions. The following capitalized terms used herein have the following meanings:
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company or the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.
“beneficially owns,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13-d (or any successor rule then in effect) promulgated under the Exchange Act. For the avoidance of doubt, references herein to Registrable Securities as beneficially owned by a Holder shall include: (i) the Registrable Securities beneficially owned by such Holder and (ii) the Registrable Securities underlying the Notes beneficially owned by such Holder.
“Board” means the board of directors of the Company.
“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.
“Effective Time” means the time at which the Reorganization Merger is consummated.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority Inc.
“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include FINRA and the Commission), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“Holder Questionnaire” means the form attached as Annex A to the Offering Memorandum and as Exhibit A to this Agreement.
“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.
“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“Offering Memorandum” means the final offering memorandum, dated as of November 20, 2024, for the offering of the Notes.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“register,” “registered” and registration” mean a registration, including any related Shelf takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registrable Securities” means (i) any shares of Class A Common Stock delivered or deliverable upon the exchange of Notes for shares of Class A Common Stock in accordance with the Indenture (in each case, after the Effective Time) and (ii) any other equity security of the Company issued or issuable with respect to such shares of Class A Common Stock by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; and (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume limitations or restrictions as to manner of sale and without the requirement to be in compliance with Rule 144(c)(1)); provided, further, that all such shares of Class A Common Stock shall cease to be Registrable Securities on the date that is one year after the date on which all of the Notes have been redeemed, exchanged, matured or repurchased as long as on such date, all such securities would be permitted to be sold without registration pursuant to Rule 144 or any successor rule promulgated under Securities Act (but with no volume limitations or restrictions as to manner of sale and without the requirement to be in compliance with Rule 144(c)(1)).
“Registration Expenses” shall mean the expenses of a Registration, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Class A Common Stock is then listed; (ii) fees and expenses of compliance with securities or blue sky laws; (iii) word processing, printing, messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; (v) fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any audit and/or comfort letter and updates thereof); (vi) fees and expenses of any transfer agent or custodian; and (vii) all internal expenses of the Company; but excluding, for the avoidance of doubt, any selling expenses relating to the sale of Registrable Securities, such as any commissions, discounts and brokerage fees or spread in connection with the offer and sale of any Registrable Securities.
“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), including the Initial Shelf Registration, any Subsequent Shelf Registration and any Post-Effective Amendment.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
“Shelf” means the Initial Shelf Registration or any Subsequent Shelf Registration, as the case may be (including any Post-Effective Amendment thereto).
“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

ARTICLE II
REGISTRATION STATEMENT
Section 2.1. Initial Shelf Registration.
The Company shall file on or prior to the date that is thirty (30) days after the later of (x) March 31, 2025 and (y) the Effective Time (the “Filing Deadline”) a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or, if the Company is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf,” and such initial Form S-1 Shelf or Form S-3 Shelf, as may be amended from time to time, the “Initial Shelf Registration”), in each case, covering the resale on a delayed or continuous basis of all Registrable Securities eligible for inclusion therein pursuant to this Section 2.1. The Company shall give written notice to the Representative and Holders in accordance with Section 6.2 hereof, at least ten (10) days prior to the proposed filing date of the Initial Registration Statement, and the Company shall include in such Initial Registration Statement all of the Registrable Securities then beneficially owned by the Holders who request inclusion therein by completing and returning a Holder Questionnaire (to the extent required pursuant to Section 3.3.1 hereof ) at least three (3) business days prior to the filing of the Initial Shelf Registration. The Company will furnish a draft of the Registration Statement to the Representative and each Holder with Registrable Securities to be included therein for review at least two (2) business days in advance of filing the Registration Statement (it being understood that the Company shall be permitted to file the Registration Statement regardless of whether any Holder has completed its review thereof or provided affirmative confirmation to the Company to such effect). The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after filing, but in no event later than (i) five (5) business days after the Company is notified (orally or in writing) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review or (ii) ninety (90) days after the earlier of the date of the Registration Statement is filed with the Commission and the Filing Deadline, if the Registration Statement is reviewed by, and the Company receives comments from, the Commission (the applicable period being the “Effectiveness Deadline”). Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Notwithstanding the foregoing, the Shelf will provide for a plan of distribution in customary form for resale registration statements of the type contemplated by this Agreement (including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal, but not including underwritten public offerings). So long as a Holder delivers to the Company a completed Holder Questionnaire, such Holder shall not be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that such Holder be identified as a statutory underwriter in the Registration Statement, such Holder will have an opportunity to withdraw from the Registration Statement. The Company shall use commercially reasonable efforts to maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary in order to keep a Shelf effective for the period required by Section 3.1.2. In the event the Company has filed a Form S-1 Shelf and subsequently becomes eligible to use Form S-3, the Company may amend the Registration Statement so as to convert the Form S-1 Shelf (or any Subsequent Shelf Registration) to a Form S-3 Shelf provided that the Company shall use commercially reasonable efforts to maintain the effectiveness of the Shelf then in effect until such time as a Shelf on Form S-3 covering the Registrable Securities included therein has been declared effective by the Commission.
Section 2.2. Subsequent Shelf Registration.
If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale on a delayed or continuous basis of all Registrable Securities of each Holder who requests inclusion therein by completing and returning a Holder Questionnaire (to the extent required pursuant to Section 3.3.1 hereof) within three (3) business days following delivery of notice by the Company to the Holders of the proposed filing of such Subsequent Shelf Registration in accordance with Section 3.3.1. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof but in any event by no later than (i) five (5) business days after the Company is notified (orally or in writing) by the Commission that the Subsequent Shelf Registration will not be “reviewed” or will not be subject to further review or (ii) ninety (90) days after the date the Subsequent Shelf Registration is filed with the Commission, and (ii) keep such Subsequent Shelf Registration effective for the period required by Section 3.1.2.
Section 2.3. Subsequent Holders.
Section 2.3.1. Securities Previously Registered. Upon the written request (together with a completed Holder Questionnaire, to the extent required pursuant to Section 3.3.1 hereof) of any Holder that beneficially owns Registrable Securities that were previously included in the Initial Shelf Registration (or, if applicable, a Subsequent Shelf Registration), but are not then registered under the name of such Holder, the Company shall, subject to Section 3.4.2 hereof, use its commercially reasonable efforts to supplement the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be, to include in such Registration Statement information regarding such Holder that is sufficient to permit the resale by such Holder of such Registrable Securities previously registered thereunder.
Section 2.3.2. Initial Registration of Securities. Upon the written request (together with a completed Holder Questionnaire, to the extent required pursuant to Section 3.3.1 hereof) of any Holder that beneficially owns Registrable Securities that were not included in the Initial Shelf Registration (or, if applicable, a Subsequent Shelf Registration) at the time of such request, the Company shall, subject to Section 3.4.2 hereof, use its commercially reasonable efforts to amend the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be, to include such Registrable Securities (a “Post-Effective Amendment”); provided, however, that the Company shall not be required to so amend the Initial Shelf Registration or Subsequent Shelf Registration more than once every three (3) calendar months. Subject to the foregoing proviso, within five (5) business days after receiving such a written request pursuant to this Section 2.3.2, the Company shall give written notice of such request to the Representative and all Holders, and shall include in such Post-Effective Amendment (i) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the Company’s giving of such notice and (ii) all Registrable Securities that were covered by the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be; provided that if such Holder Questionnaire is delivered during a Deferral Period (as defined below), the Company shall so inform the Holder delivering such Holder Questionnaire and shall take the actions set forth in this Section 2.3. upon expiration of such Deferral Period in accordance with Section 3.4.2 hereof. For the avoidance of doubt, the Company shall not be required to include in such Post-Effective Amendment any Registrable Securities that are already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered.
ARTICLE III
REGISTRATION PROCEDURES
Section 3.1. Filings; Information.
In connection with any Shelf, the Company shall use its commercially reasonable efforts to effect the registration of all Registrable Securities as expeditiously as practicable, and in connection therewith:
Section 3.1.1. Filing Registration Statement. The Company shall prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies and which form shall be available for the sale of all Registrable Securities to be registered thereunder, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the period required by Section 3.1.2.

Section 3.1.2. Amendments and Supplements; Maintenance. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably requested by any Holder who beneficially owns Registrable Securities as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the earlier to occur of (i) all Registrable Securities covered by such Registration Statement shall have been disposed of and (ii) the first date on which no Holder beneficially owns any Registrable Securities (the “Shelf Registration Period”).
Section 3.1.3. Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the Representative and the Holders who beneficially own Registrable Securities included in such Registration Statement of such filing, and shall further notify the Representative and such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following (collectively, “Blackout Events”): (i) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered) and (ii) an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain a Misstatement (provided that in no event shall any such notice contain any material, non-public information).
Section 3.1.4. Rule 424 Prospectus. Upon written notification by the Commission that any Registration Statement has been declared effective by the Commission, within three (3) business days thereafter, the Company shall file the final prospectus contained in such Registration Statement under Rule 424 of the Securities Act.
Section 3.2. Registration Expenses.
The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Representative and the Holders that the Holders shall bear all selling expenses relating to the sale of Registrable Securities, such as any commissions, discounts and brokerage fees or spread, other than as set forth in the definition of “Registration Expenses.”
Section 3.3. Information.
Section 3.3.1. Holder Questionnaire. In connection with the filing of any Registration Statement, subject to notice by the Company to the Holders of the anticipated filing of such Registration Statement, each Holder (other than a Holder that has previously furnished to the Company a Holder Questionnaire, in each case solely to the extent that, at the time of such filing, the information furnished by such Holder in response to the Holder Questionnaire would be substantially the same as information previously furnished to the Company by such Holder) agrees to furnish to the Company a completed Holder Questionnaire. Other than as provided in Sections 2.1, 2.3.2 and 6.1 hereof and subject to the parenthetical in the immediately preceding sentence, the Company’s obligations to include any Registrable Securities beneficially owned by such Holder for resale in a Registration Statement are contingent upon such Holder executing and returning to the Company a Holder Questionnaire within three (3) business days following delivery of notice by the Company of the proposed filing of such Registration Statement.
Section 3.3.2. Additional Information. Upon written request, each Holder agrees to furnish to the Company any additional information regarding such Holder, the securities of the Company and/or its affiliates held by such Holder and the intended method of disposition of such shares of Class A Common Stock, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company that are necessary to effect the registration of such shares. Each Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations; provided, however, that the Holders shall not in connection with the foregoing be required to execute any lock-up or similar agreement.
Section 3.3.3. Failure to Provide Information. Notwithstanding anything in this Agreement to the contrary, if any Holder fails to furnish to the Company a fully completed Holder Questionnaire within three (3) business days following delivery of notice by the Company of the proposed filing of the Registration Statement

(to the extent such Holder Questionnaire was required to be furnished pursuant to Section 3.3.1 hereof and other than as provided in Sections 2.1, 2.3.2 and 6.1 hereof), or fails to provide such other information or execute such documents as contemplated by Section 3.3.2 hereof, the Company may exclude Registrable Securities beneficially owned by such Holder from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the Registration. The Company shall not be required to include the Registrable Securities beneficially owned by a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages hereunder to any Holder in respect of Registrable Securities beneficially owned by such Holder that are excluded from a Registration Statement pursuant to this Section 3.3.3. The exclusion of any Registrable Securities as a result of this Section 3.3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
Section 3.4. Misstatements; Restrictions on Registration Rights.
Section 3.4.1. Misstatements. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement (which notice shall not contain any material non-public information), each of the Holders shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement or Prospectus (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.
Section 3.4.2. Restrictions on Registration Rights. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, in its good faith judgment, or (c) in the good faith judgment of the Chief Executive Officer or the Board, be seriously detrimental to the Company and the Chief Executive Officer or the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time (each of clauses (a) through (c), a “Postponement Event”), the Company may, upon giving prompt written notice of such action to the Representative and all Holders (which notice shall not contain any material non-public information), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by the Company to be necessary for such purpose (any such period, a “Deferral Period”); provided, however, that the Company shall not extend the Deferral Period for more than ninety (90) days in any 12 month period. In the event the Company exercises its rights under this Section 3.4.2, each Holder agrees to suspend, immediately upon their receipt of the suspension notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until the date the Company provides written notice to such Holder that it may resume use of such Registration Statement.
Section 3.5. Exchange Act.
As long as any Holder shall beneficially own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, shall use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Time pursuant to Sections 13(a) or 15(d) of the Exchange Act.
Section 3.6. Broker Sales.
Section 3.6.1. Concurrent with Exchange. In connection with any proposed exchange of a Holder’s Notes pursuant to the Indenture, if such Holder proposes to transfer, substantially concurrently with the settlement of such exchange, any shares of Class A Common Stock that are deliverable upon the exchange of such Notes by delivering a prospectus that forms a part of a Registration Statement pursuant to which shares of Class A Common Stock are registered, through a broker or brokerage firm, in an open market transaction or otherwise (a “Broker Sale”), such Holder (i) shall promptly provide written notice to the Company at least one (1) business day prior to effecting such Broker Sale and (ii) shall not effect such Broker Sale with respect to any shares of Class A Common Stock to the extent the Partnership elects to settle the exchange of the applicable Notes in accordance with the terms of the Indenture by delivering cash (or a combination of cash and shares) in lieu of such shares.

Section 3.6.2. Postponement. No Holder shall effect any Broker Sale during any Postponement Event or Blackout Event that such Holder has knowledge of by virtue of receipt of any notice contemplated by Section 3.4.2 hereof or Section 3.1.3 hereof, respectively.
ARTICLE IV
REGISTRATION DEFAULTS
Section 4.1. Registration Defaults. If any of the following events shall occur as a result of the Company’s failure to satisfy its obligations hereunder (each of the events set forth in clauses (a) through (d) below, a “Registration Default”), then the Partnership shall pay additional interest on the Notes (“Registration Default Additional Interest”) to the Holders of the Notes in accordance with the terms of the Indenture as follows:
(a)    if the Initial Shelf Registration has not been filed with the Commission and/or has not been declared or become effective, as the case may be, within the timeframes required under Section 2.1, after giving effect to any extensions as set forth therein, Registration Default Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.50% per annum; or
(b)    if the Initial Shelf Registration or Subsequent Shelf Registration has been declared or become effective but later ceases to be effective or available for the offer and sale of the Registrable Securities, other than (1) in connection with a Deferral Period or (2) as a result of the filing of a Post-Effective Amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during the Shelf Registration Period and the Company does not cure the lapse of effectiveness or availability within 10 business days (or within 10 business days following the expiration of such Deferral Period or within the timeframe contemplated under Section 2.3.2 for filing a Post-effective Amendment, as the case may be), then Registration Default Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.50% per annum; or
(c)    if the Company through its omission fails to name a Holder as a selling securityholder and such Holder had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (1) the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration at the time it first became effective or (2) any Prospectus at the later of (x) the time of filing thereof and (y) the time the Initial Shelf Registration or Subsequent Shelf Registration, as applicable, of which the Prospectus forms a part became or was declared effective, then Registration Default Additional Interest shall accrue, on the aggregate outstanding principal amount of the Notes held by such Holder, at a rate of 0.50% per annum from and including the day following the effective date of such Initial Registration Statement or Subsequent Shelf Registration or the time of filing of such Prospectus, as the case may be, which Registration Default Additional Interest shall be payable by the Partnership separately to such Holder at the account specified in writing by such Holder to the Partnership; or
(d)    if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3.4.2 hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.50% per annum;
provided, however, that (1) upon the filing and effectiveness (whether upon such filing or otherwise) of the Initial Shelf Registration or Subsequent Shelf Registration (in the case of paragraph (a) above), (2) upon such time as the Initial Shelf Registration or a Subsequent Shelf Registration which had ceased to remain effective or available for resales again becomes effective and available for resales (in the case of paragraph (b) above), (3) upon the time such Holder is permitted to sell its Registrable Securities pursuant to any Initial Shelf Registration or Subsequent Shelf Registration and Prospectus in accordance with applicable law (in the case of paragraph (c) above), or (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3.4.2 to be exceeded (in the case of paragraph (d) above), Registration Default Additional Interest shall immediately cease to accrue.
Section 4.2. Payment of Registration Default Additional Interest. Any amounts of Registration Default Additional Interest due pursuant to this Article IV will be payable in arrears on each Interest Payment Date (as defined in the Indenture) following accrual in the same manner as regular interest on the Notes as described in the Indenture and shall be in addition to any remedy relating to the failure to comply with the Partnership’s obligations under Section 4.06(b) of the Indenture. If any Note ceases to be outstanding during any period for which Registration Default Additional Interest is accruing (other than as a result of the Holder exercising its exchange rights pursuant to Article 14 of the Indenture), the Partnership will prorate the Registration Default Additional Interest payable with respect to such Note.
The Registration Default Additional Interest rate on the Notes shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause of Section 4.1 hereof for any given period of time. Other than the Partnership’s obligation to pay Registration Default Additional Interest in accordance with this Article IV, the Partnership will not have any liability for damages with respect to a Registration Default or other obligations under this Agreement.
Notwithstanding any provision in this Agreement, (x) in no event shall Registration Default Additional Interest accrue or be payable to holders of Ordinary Shares or Class A Common Stock, as applicable, issued upon exchange of Notes and (y) if a Registration Default occurs after a Holder has exchanged its Notes for Ordinary Shares or Class A Common Stock, as applicable, such Holder shall not be entitled to any Registration Default Additional Interest with respect to such Ordinary Shares or Class A Common Stock.
ARTICLE V
INDEMNIFICATION AND CONTRIBUTION
Section 5.1. Indemnification by the Company.
The Company agrees to indemnify and hold harmless each Holder that beneficially owns Registrable Securities that are covered by any Registration Statement, and each of their respective directors, officers, employees, and agents, and each person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of such Holder (within the meaning of Rule 405 under the Securities Act) (each, a “Holder Indemnified Party”), from and against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that arise out of or are based on any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder, or a Holder Indemnified Party on behalf of such Holder, expressly for use therein.
Section 5.2. Indemnification by Holders of Registrable Securities.
Each selling Holder that beneficially owns Registrable Securities that are covered by any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors, officers, agents and employees and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and each affiliate of the Company (within the meaning of Rule 405 under the Securities Act) from and against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that arise out of or are based on any untrue or alleged untrue statement of a material fact contained in any Registration Statement,

Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Holder will only be liable to the extent that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder, expressly for use therein. In no event shall the liability of a Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of shares of Class A Common Stock giving rise to such indemnification obligation. This indemnity agreement shall be acknowledged by each Holder in such Holder’s Holder Questionnaire and shall be in addition to any liability that any such Holder may otherwise have.
Section 5.3. Conduct of Indemnification Proceedings.
Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
Section 5.4. Contribution.
If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of a Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon sale of shares of Class A Common Stock giving rise to such contribution obligation; provided further, that the liability of the Representative (other than in its capacity as a Holder) shall in no event be greater than its pro rata share of the total initial purchaser discount pursuant to the Purchase Agreement. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.4.
ARTICLE VI
MISCELLANEOUS
Section 6.1. Assignment; No Third Party Beneficiaries.
Subject to the terms and conditions of the Indenture, any contractual restrictions on transfer and compliance with applicable securities laws, at any time prior to the redemption, exchange, maturity or repurchase of a given Note, this Agreement and the rights, duties and obligations hereunder conferred to the Holder of such Note or any other person who beneficially owns Registrable Securities shall inure to the benefit of and be binding upon its successors, assignees and transferees, including, without the need for an express assignment, a Subsequent Holder. Any such successor, assignee or transferee of a Note (to the extent not an Initial Holder) (including any transferee that has a beneficial interest in any Registrable Security in book-entry form, a “Subsequent Holder”) shall, in order for the Registrable Securities beneficially owned by such Subsequent Holder, to be included in any Registration Statement filed pursuant to the terms of this Agreement, furnish to the Company a completed Holder Questionnaire, either (i) prior to or in connection with an exchange of Notes by such Subsequent Holder in accordance with the Indenture or (ii) within the timeframe required under Section 3.3.1 hereof or (iii) in accordance with Section 2.2 or (iv) in accordance with Section 2.3 hereof.
Notwithstanding the foregoing and for the avoidance of doubt, this Agreement shall not confer any rights or benefits upon (i) an Initial Holder or any Subsequent Holder of a Note that is redeemed or repurchased by the Partnership, repaid at final maturity or, prior to the Effective Time, exchanged for Ordinary Shares, or (ii) any person or entity to whom an Initial Holder or any Subsequent Holder transfers shares of Class A Common Stock that are issued and outstanding and are not Registrable Securities. This Agreement and the rights, duties and obligations of the Company and the Partnership hereunder may not be assigned or delegated by the Company or the Partnership in whole or in part. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article V hereof and this Section 6.1.
Section 6.2. Notices.
All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing (which shall include e-mail and, where applicable, communication through the applicable procedures of the Depositary (as defined in the Indenture)). Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.
To the Company or the Partnership:
c/o Galaxy Digital Inc.
300 Vesey Street
New York, NY 10282
Attention:     Andrew Siegel
E-mail:

with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Ave
New York, NY 10017
Attention:     Joseph A. Hall
Daniel P. Gibbons
E-mail:
To the Representative or a Holder: to the address or contact information (including e-mail) set forth in the Company’s books and records; provided, that notices and other communications to Holders of Notes held in global form may be provided through the applicable procedures of the Depositary.
Section 6.3. Severability.
This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
Section 6.4. Counterparts.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.
Section 6.5. Entire Agreement.
This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.
Section 6.6. Modifications, Amendments and Waivers.
Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that in the event any such waiver, amendment or modification would be disproportionate and adverse in any material respect to the material rights or obligations hereunder of a Holder, the written consent of such Holder will also be required; provided further, that the Company may amend or modify this Agreement without the consent of any Holder to conform the text of this Agreement to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Agreement.
Section 6.7. Term.
This Agreement shall terminate with respect to any Holder on the date that such Holder no longer beneficially owns any Registrable Securities; provided that the provisions of Article V shall survive the sale by such Holder of securities covered by a Registration Statement.
Section 6.8. Governing Law.
THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY,

SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
Section 6.9. Jurisdiction; Waiver of Trial by Jury.
Each party to this Agreement hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the other parties hereto and for any counterclaim related to any of the foregoing and (b) any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. The Partnership irrevocably appoints the Company, located at 300 Vesey Street, New York, NY 10282, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Partnership and the Company by the person serving the same to the address in accordance with Section 6.2, shall be deemed in every respect effective service of process upon the Partnership and the Company in any such suit or proceeding. The Partnership and the Company further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

Company:

GALAXY DIGITAL INC.

By:	/s/ Chris Ferraro
Name: Chris Ferraro
Title: Authorized Signatory

Partnership:

GALAXY DIGITAL HOLDINGS LP
acting by its general partner
GALAXY DIGITAL HOLDINGS GP LLC

By:	/s/ Chris Ferraro
Name: Chris Ferraro
Title: Authorized Signatory
[Signature Page to Galaxy Digital Inc.
Registration Rights Agreement]

JEFFERIES LLC
For itself and as Representative of the Initial
Holders

By:	/s/ A. Colyer Curtis
Name: A. Colyer Curtis
Title: Managing Director
[Signature Page to Galaxy Digital Inc.
Registration Rights Agreement]

EXHIBIT A
FORM OF SELLING SECURITYHOLDER QUESTIONNAIRE
The purpose of this questionnaire is to obtain information to be used by Galaxy Digital Inc. (the “Company”) to complete a registration statement (the “Registration Statement”) covering the resale of certain Class A shares currently outstanding and/or to be issued upon exchange of Galaxy Digital Holdings LP’s 2.500% Exchangeable Senior Notes due 2029 (the “Notes”), as contemplated by that certain Registration Rights Agreement among the Company, the Partnership and the initial purchasers of the Notes party thereto. A copy of the Registration Rights Agreement is available from the representative of the Company upon request at                                        . Capitalized terms not defined herein have the meanings assigned to such terms in the Registration Rights Agreement.
Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a Selling Securityholder (as defined below) in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners are encouraged to complete, execute and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as Selling Securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Registrable Securities wishing to include its Registrable Securities in the Registration Statement must deliver to the Company a properly completed and signed Selling Securityholder Questionnaire.
Certain legal consequences arise from being named as Selling Securityholders in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Registration Statement and the related prospectus.
The undersigned beneficial owner (the ‘‘Selling Securityholder’’) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below pursuant to the Registration Statement. The undersigned, by signing and returning this Selling Securityholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Seecurityholder Questionnaire and the Registration Rights Agreement.
Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses arising out of or based upon any untrue or alleged untrue statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Selling Securityholder Questionnaire.
Please answer all questions fully. Do not leave questions blank – if the answer to any question is “Not Applicable,” please indicate by marking “N/A.” If there is any question about which you have any doubt, please set forth the relevant facts in your answer.
PLEASE COMPLETE AND RETURN THIS QUESTIONNAIRE AS SOON AS POSSIBLE TO                                  .
1

Failure to return the questionnaire may result in the exclusion of your name and Class A shares from the Registration Statement.
1.    Please set forth your name and address.
Full legal/entity name: ______________________________________
Address: _____________________________________________________________________________
2.    Please state the total number of currently outstanding Class A shares that you beneficially own* and the form of ownership and the date that you acquired such Class A shares. Include shares registered in your name individually or jointly with others and shares held in the name of a bank, broker, nominee, depository or in “street name” for your account. (DO NOT list Class A shares issuable on the exchange of Notes. See Question #3).
Number of shares: ______________________________ Date acquired: _________________, 20_____
Form of ownership: ___________________________________________________________________
3.    Please list the total number of Class A shares that would be issuable to you upon the exchange of all Notes that you beneficially own* or state the aggregate principal amount of all Notes that you beneficially own*.
Number of shares: ______________________________
or
Aggregate principal amount of Notes: $ ___________________________
4.    If you are a limited liability company or limited partnership, please name the managing member or general partner and each person controlling such managing member or general partner.
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
5.    If you are an entity, please identify the natural person(s) who exercise sole or shared voting power* and/or sole or shared investment power* with regard to the Class A shares listed under Question #2 and Question #3.
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
2

6.    Please advise whether you are a registered broker-dealer or an affiliate* thereof. If you are an affiliate of a registered broker-dealer, please explain the nature of the affiliation and disclose whether you acquired the shares in the ordinary course of business and whether at the time of the acquisition you had any plans or proposals, directly or with any other person, to distribute the Class A shares listed under Question #2 and Question #3.
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
7.    List below the nature of any position, office or other material relationship that you have, or have had within the past three years, with the Company or any of its predecessors or affiliates*.
_______________________________________________________________________
_______________________________________________________________________
8.    If you expressly wish to disclaim any beneficial ownership* of any Class A shares listed under Question #2 for any reason in the Registration Statement, indicate below the shares and circumstances for disclaiming such beneficial ownership*.
_______________________________________________________________________
_______________________________________________________________________
3

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions. The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.
In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.
The undersigned hereby furnishes the foregoing information for use by the Company in connection with the preparation of the Registration Statement. The undersigned will notify the Company, at the e-mail address specified above, in writing immediately of any changes in the foregoing answers that should be made as a result of any developments occurring prior to the time that all the Class A shares of the Company are sold pursuant to the Registration Statement referred to above. Otherwise, the Company is to understand that the above information continues to be, to the best of the undersigned’s knowledge, information and belief, complete and correct.
Once this Selling Securityholder Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Selling Securityholder Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed above. This Selling Securityholder Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts-of-laws provisions thereof.
Dated: _______________, 20___

By:
Name:

*	See Appendix A for definitions
4

Appendix A
CERTAIN TERMS USED IN QUESTIONNAIRE
AFFILIATE
An “affiliate” of a company is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company.
BENEFICIAL OWNERSHIP
A person “beneficially owns” a security if such person, directly or indirectly, has or shares voting power or investment power of such security, whether through a contract, arrangement, understanding, relationship or otherwise. A person is also the beneficial owner of a security if he has the right to acquire beneficial ownership at any time within 60 days through the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement.
INVESTMENT POWER
“Investment power” includes the power to dispose, or to direct the disposition of, a security.
VOTING POWER
“Voting power” includes the power to vote, or to direct the voting of, a security.